PSP AWARD AGREEMENT March 2024 Unilever Share Plan 2017 (the Plan) Award Agreement You have been granted an Award under the Plan by Unilever Plc (the Company). A summary of this Award is set out below. It is important that you accept your Award as soon as possible and by 08 May 2024. To accept the terms of your Award please log into your EquatePlus account on the Computershare website (EquatePlus Account) or, for employees whose home country is the United States or Puerto Rico, your Fidelity account on the Fidelity website (Fidelity Account), and accept the Award. If you do not do so within 2 months of the Award Date, your Award may lapse. Award Name PSP Award Award Date 08 March 2024 Type of Award Conditional Award Shares under Award Can be viewed in your EquatePlus Account or Fidelity Account (or as separately communicated to you). Performance Conditions This Award is subject to Performance Conditions measured over a performance period (the Performance Period). Performance Period Begins on 1 January 2024 and ends on 31 December 2026. Vesting Date 17 February 2027 Release Date 08 March 2029 Further information about your Award and the Plan is provided in the PSP Employee Guide. Words and phrases used in this agreement (the Agreement) have the meanings given in the Plan. In accepting my Award, I agree to the following: 1. Vesting of Award The Award will normally Vest on the Vesting Date as long as: • any Performance Conditions have been measured and satisfied; and • I remain employed by any Member of the Group. Shares under the Award will be distributed to me as soon as reasonably practicable after Vesting. The Award can Vest between 0%-200% of the number of Shares awarded to me based on the achievement of the performance goals described in Schedule 1. Vesting of my Award is subject to the Malus, Clawback, Ultimate Remedy and Discretion Policy (the “Policy”). In the event of a material conflict between the Policy and any other Plan documents, the Policy will prevail. 2. Leavers PSP AWARD AGREEMENT March 2024 If I leave employment before Vesting, except in certain good leaver circumstances, the Award will lapse and I will have no entitlement to any benefits under the Plan or to any compensation in respect of the lapse of the Award. 3. Settlement The Company may settle the Award by paying the cash equivalent of the value of the Award instead of providing Shares. 4. Dividend Equivalents The Award will carry a Dividend Equivalent right (explained in the PSP Employee Guide), payable in cash or shares, when and to the extent the Award is settled. 5. Retention Periods Upon Vesting I will need to hold any Shares that I become entitled to (after any sale to cover any Tax Related Items) for an additional period to ensure there is a five year duration between the Award Date and the first date on which the vested Shares can be sold (the Release Date). The Release Date is the first date that I can sell the Shares. This Retention Period applies up until the Release Date. However, if I leave the Group as an Executive Director the Retention Period will lapse 2 years after I leave. Where relevant, any cash equivalent will be paid to me at the end of the Retention Period. 6. Taxes I will pay any income tax, social insurance or other tax-related or payroll deductions required by law related to my participation in the Plan (Tax-Related Items), including any amount due in excess of amounts withheld by my employer. The Company and/or, if different, my employer cannot guarantee any particular tax treatment or influence the amount of any Tax-Related Items. The Company and, if different, my employer, or their agents, may satisfy any withholding obligations for Tax-Related Items by: • withholding a number of Shares to be issued to me under the Plan, in which case, for tax purposes, I will be deemed to have received all Shares to which I am entitled under the Plan; • withholding from my salary or other cash remuneration; • withholding from proceeds of the sale of Shares acquired by me under the Plan, including a mandatory sale arranged by the Company; and/or • any other method determined by the Company. No Shares will be issued to me, or cash-equivalent paid to me until arrangements have been made for the payment of any Tax-Related Items due by me. If I move to Euronet between the Award Date and Vesting Date the payment of any Tax-Related Items will remain due by me. If I am paid through Euronet on the Award Date, Shares will be awarded on a net basis and Vest on a net basis. 7. Malus and Clawback The Award is subject to Malus and Clawback as set out in the Policy, which can be found here. In the event of a material conflict between the Policy and any other Plan documents, the Policy will prevail. The Award is also subject to the Recovery Policy, for such period as set out in that policy, which can be found here. 8. Plan Participation Participation in the Plan is governed by the Plan rules. In addition: PSP AWARD AGREEMENT March 2024 • I accept any Award is subject to the Directors’ Remuneration Policy, as approved by shareholders from time to time; • I confirm I have read and understand the Plan rules and the terms of this Agreement; • I accept that the Plan documents are in the English language only and I acknowledge that I fully understand the contents of the English language versions of these documents. I acknowledge that I do not need a translation of the Plan documents; • I understand that the Company is not able to provide personal financial advice in relation to my participation in the Plan and in deciding whether to participate in the Plan and accept the Award I have not relied on any representation by the Company or any member of the Group or any agent or presentative of the Company or member of the Group); • the Plan and Awards under the Plan are offered by the Company on a discretionary basis and I am participating in the Plan on a voluntary basis; • the Company may decide to terminate, suspend or modify the terms of the Plan at any time and my participation in the Plan and the receipt of an Award do not give me any contractual or other right to continue to participate in the Plan or receive further Awards; • the opportunity to participate in the Plan is offered to me outside of any employment contract I may have with my employer and will not be interpreted to form an employment contract or relationship with the Company; • any Shares I may acquire or Awards I may receive under the Plan are not part of my normal or expected remuneration for the purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments; • Plan documents may be sent by electronic delivery and participation in the Plan may be through an on-line or electronic system established and maintained by the Company or any Plan administrator. I agree to receive all communications electronically, including by email, and consent to contracting electronically with the Company (and/or other parties); • there is a share price risk that Shares awarded to me under the Plan may fall in value, including to nil. The Company does not guarantee a specified level of return on the Award; • if the Shares are valued in a currency which is not the currency in the Participant’s jurisdiction, the actual value of the Shares (and any payment) may be affected by movements in the exchange rate. The Company accepts no liability for any losses which may arise because of such movements; • I confirm I have read and understood the Policy and the Recovery Policy and Malus and consent to any deductions from my variable pay in accordance with such policies; and • if I forfeit the Award, or my Award is adjusted, I am not entitled to any compensation or damages and I will not bring a claim for any loss in relation to the Award or my participation in the Plan. 9. Restrictive Covenants I understand that it is a condition of my eligibility to receive an Award, or for any entitlements under an Award to Vest, that I continue to comply with any restrictive covenants (including confidentiality, non-competition and non-solicitation provisions) contained within: • Schedule 2 of this Agreement; • my employment agreement; • any termination arrangements; and • any other written agreement with a member of the Group or relevant internal policy, irrespective of the date on which any such Award is made. I agree that the Award may lapse, or be clawed back, in whole or in part, if I do not do so. I confirm that I have reviewed Schedule2 of this Agreement before accepting the Award. 10. International The Award is subject to the terms and conditions for my country in Schedule 3 of this Agreement. Applicable laws are complex and subject to change at any time and I will consult my own duly qualified personal tax, legal and financial advisors if needed. 11. Adequate Information PSP AWARD AGREEMENT March 2024 By accepting my Award, I certify that I (i) have been given all relevant information and materials with respect to the Group’s operations and financial condition and the terms and conditions of your Award, (ii) have read and understood such information and materials, (iii) are fully aware and knowledgeable of the terms and conditions of the Award and (iv) completely and voluntarily agree to the terms and conditions of the Award as set out in the Plan documents. The information provided does not take into account my objectives, financial situation or needs. If you do not understand the contents of the Plan documents you should consult an authorized financial advisor. The Company undertakes, on request, at no charge and within a reasonable time, to provide you with a full copy of the rules of the Plan. 12. No Public Offer This is a private placement directed at officers and key employees of the Group, as selected by the Company. The offering is not intended for the general public and may not be used for any public offer which requires a prospectus. Your Award has not been authorised or approved by any applicable securities authorities and may have been offered pursuant to an exemption from registration in your local jurisdiction. The regulatory bodies in your jurisdiction accept no responsibility for the accuracy and completeness of the statements and information contained in the Plan documents and take no liability whatsoever for any loss arising from reliance upon the whole or any part of the contents of the Plan documents. No prospectus or similar offering or registration document has been prepared, authorised or approved by any applicable authority in your jurisdiction. 13. Foreign Asset/Account and Exchange Control Reporting Requirements The Shares you may acquire upon settlement of the Award may be subject to restrictions on transfer and resale and/or may be subject to disclosure requirements in your jurisdiction. The Shares may not be offered, sold, advertised or otherwise marketed in circumstances which constitute any type of public offering of securities, unless an exemption applies. Your country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect your ability to acquire or hold Shares under the Plan or cash received from participating in the Plan. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country and it is your responsibility to be compliant with such regulations. You agree that you are solely responsible for complying with such regulations which apply to you with respect to your Award and neither the Company nor your employer will be responsible for obtaining exchange control approval or making such reports on your behalf. If you fail to obtain any required exchange control approval or make such reports, neither the Company nor your employer will be liable in any way for any resulting fines or penalties. You should seek independent professional advice if you are unsure about your obligations as a result of your participation in the Plan. 14. Independent Advice Recommended By accepting my Award, I agree and acknowledge that neither the Company, my employer nor any person or entity acting on their behalf has provided me with any legal, investment, tax or financial advice with respect to my participation in the Plan, the Award or any Shares or cash acquired upon settlement of the Award. 15. Employment By accepting my Award, I acknowledge that:

PSP AWARD AGREEMENT March 2024 • the grant of my Award does not form, affect or change my employment contract or my employment relationship with my employer. All benefits granted by the Award constitute an extraordinary payment and may not, in any way, be considered part of my normal remuneration. The benefits granted by my Award will not affect the calculation of pension rights or severance pay upon termination of my employment for any reason. • the Company’s decision to grant the Award is discretionary and I have no automatic right to participate in the Plan. Acceptance of the Award and participation in the Plan does not create any right to continued or future employment, future participation in the Plan or the grant of future awards. The Company may at any time decide to cease offering awards under the Plan. • I do not have any right to compensation or damages for any loss (actual or potential) in relation to the Plan or the Award. 16. Shareholding Policy I understand that it is a condition of my Award that I will comply with the shareholding requirements, including any post-employment shareholding requirements in the Unilever Personal Shareholding Requirement Policy. I confirm that I have reviewed the Unilever Shareholding Policy before accepting the Award. 17. Data Protection In addition to the information on data privacy provided in my employment agreement, I have also read and acknowledge the Unilever Share Plan Privacy Notice in relation to the holding and processing of personal data (including sensitive personal data) provided by me to any Member of the Group, trustee or third party service provider, for all purposes relating to the operation of the Plan and for compliance with applicable procedures, laws and regulations. 18. Insider Trading Restrictions I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to acquire or sell Shares or rights to Shares under the Plan when I am considered to have restricted information regarding the Company (as defined under any applicable laws in my country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Share Dealing Manual or any applicable Company insider trading/share dealing policy. It is my responsibility to comply with any applicable restrictions. 19. Imposition of Other Requirements The Company may impose other requirements on my participation in the Plan or on any Shares issued under the Plan, if the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or documents that may be necessary to accomplish this. 20. Governance My participation in the Plan, the provisions of this Agreement and the Award are governed by, and subject to, English law and the English Courts have non-exclusive jurisdiction over any disputes that may arise. The Award and the terms of this Agreement are subject to the Plan rules. In the event of any inconsistency between the terms of this Agreement and the Plan, the terms of the Plan will prevail. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable. IF YOU AGREE TO THE TERMS OF YOUR AWARD PLEASE FOLLOW THE DIRECTIONS IN YOUR AWARD EMAIL TO ACCEPT YOUR AWARD IN YOUR EQUATEPLUS/FIDELITY ACCOUNT AS APPLICABLE. IF YOU DO NOT DO SO WITHIN 2 MONTHS OF THE AWARD DATE, YOUR AWARD MAY LAPSE. PSP AWARD AGREEMENT March 2024 SCHEDULE 1 PERFORMANCE CONDITIONS All determinations with respect to Awards are made by the Committee. The Performance Conditions are as follows: • 25% of each Award is subject to the Group’s underlying sales growth measured over the PSP Performance Period, and will Vest at 0% if below threshold performance is achieved, up to 200% for outstanding performance, with Vesting determined on a straight-line basis for performance between those points; and • 30% of each Award is subject to the Group’s relative total shareholder return measured over the PSP Performance Period, and will Vest at 0% if below threshold performance is achieved, up to 200% for outstanding performance, with Vesting determined on a straight-line basis for performance between those points; and • 30% of each Award is subject to the Group’s underlying return on invested capital performance and will Vest at 0% if threshold performance is achieved, up to 200% will outstanding performance, with Vesting determined on a straight-line basis for performance between those points; and • 15% of each Award is subject to the Group’s performance, over the PSP Performance Period, on the Unilever Sustainability Progress Index (“SPI”), which is an assessment by the Committee taking into account progress against four core metrics and will Vest at 0% if threshold performance is achieved, up to 200% for outstanding performance, with Vesting determined on a straight-line basis for performance between those points. The Committee may change a Performance Condition (including replacing a Performance Condition) in accordance with its terms if anything happens which causes the Committee reasonably to consider it appropriate to do so. The Board has discretion to adjust the formulaic outcome of any Performance Condition to reflect its assessment of the underlying long-term performance of the Company. PSP AWARD AGREEMENT March 2024 SCHEDULE 2 EXECUTIVE DIRECTOR - RESTRICTIVE COVENANTS 1. RESTRICTIVE COVENANTS 1.1. I shall not, without the prior written consent of Unilever, be or become directly or indirectly engaged or concerned or interested in any other business, trade, profession or occupation or undertake any work for any other person, firm or company whether paid or unpaid during the continuance of my employment. However, nothing in this Clause 1.1 shall prevent me from holding, or otherwise having an interest in, any shares or other securities of any company for investment purposes only, unless that holding is a significant one in a company that is a material competitor of any member of the Unilever Group. 1.2. Unless I have Unilever's express prior written agreement (not to be unreasonably withheld), during the Restricted Period I will not: a) in competition with any member of the Unilever Group: (i) be employed by; (ii) be engaged by; or (iii) otherwise provide services to, any Restricted Business which is being carried out or will be carried out within the Restricted Area; b) in competition with any member of the Unilever Group undertake or carry on any Restricted Business which is being carried out or will be carried out within the Restricted Area; c) (i) be employed by, (ii) be engaged by, or (iii) otherwise provide services to: • a Restricted Customer; • a Potential Customer; or • any other customer or target customer in respect of whom I had material dealings or material management responsibility during the Relevant Period, in each case in connection with any Restricted Business which is being carried out or will be carried out within the Restricted Area; d) (i) be employed by, (ii) be engaged by, or (iii) otherwise provide services to: • a Restricted Supplier; • a Potential Supplier; or • any other supplier or target supplier in respect of whom I had material dealings or material management responsibility during the Relevant Period, in each case in connection with any Restricted Business which is carried out or will be carried out within the Restricted Area; e) either (i) interfere with the supply of goods or services to Unilever (or any member of the Unilever Group) in relation to any contract or arrangement that such entity has with: • a Restricted Supplier; or • any other supplier in respect of which I had material dealings or material management responsibility during the Relevant Period, or (ii) induce any such supplier to cease or decline to supply such goods or services in the future, or adversely vary the terms on which they are provided; f) in competition with any member of the Unilever Group, for the purpose of any Restricted Business deal with or solicit the business of: (i) any Restricted Customer; (ii) any Potential Customer; (iii) any Restricted Supplier; (iv) any Potential Supplier; (v) any other customer or target customer in respect of whom I had material dealings or material management responsibility during the Relevant Period; or (vi) any other supplier or target supplier in respect of whom I had material dealings or material management responsibility during the Relevant Period; and/or g) offer employment to, or otherwise endeavour to entice away from Unilever or any member of the Unilever Group, any Restricted Employee. PSP AWARD AGREEMENT March 2024 1.3. Each part of Clause 1.2 constitutes a separate and independent restriction (including, for the avoidance of doubt, each separate and independent restriction delineated by Roman numerals or bullet points or otherwise) and does not operate to limit any other obligation I owe. If any restriction is held to be unenforceable by a court of competent jurisdiction, it is intended and understood by us that the remaining restrictions will still be enforceable. If my place of work changes to a different country such that the covenants contained in this Clause 1 become subject to the laws of that country, the covenants will, if necessary, be modified so that they comply with any such laws and in order that the covenants remain enforceable in that country, provided that no changes will make any of the covenants wider in scope. Unilever may expressly amend the covenants in order to reflect any such changes (and I agree to re-execute any such covenants as necessary in order to give effect to this), or alternatively the changes may be deemed to be made automatically. 1.4. The definitions used in this clause have the following meanings: a) "Potential Customer" means any target client or customer to whom Unilever or any Unilever Group member was actively and directly seeking to supply goods or services at any time during the Relevant Period in respect of whom I held material Confidential Information. b) "Potential Supplier" means any target supplier in respect of whom Unilever or any Unilever Group member was actively and directly seeking to receive goods or services on exclusive or specially negotiated terms at any time during the Relevant Period in respect of whom I held material Confidential Information. c) "Relevant Period" means the 12 months prior to the earlier of: (i) the date on which I am placed on garden leave; and (ii) the date on which my employment terminates; d) "Restricted Area" means: • my Country; • any other country in which the Unilever Group operates (or is planning to operate) business in which I was materially involved or in respect of which I held material management responsibility; and/or • any other such country in respect of which I held material Confidential Information, at any time during the Relevant Period; e) "Restricted Business" means business competitive with: (i) any area of business of any Unilever Group member in respect of which I held material Confidential Information because of my material involvement or material management responsibility, or (ii) any other area of business of any Unilever Group member in respect of which I held material Confidential Information, at any time during the Relevant Period; f) "Restricted Customer" means any actual client or customer of Unilever or any Unilever Group member in respect of whom I had material Confidential Information at any time during the Relevant Period; g) "Restricted Employee" means any Unilever Group staff member who: • works in a managerial or marketing or sales or distribution or research or senior capacity in relation to any area of business of the Unilever Group in which I was materially involved, or in respect of which I held material management responsibility and/or material Confidential Information, at any time during the Relevant Period; or • has responsibility for or influence over Restricted Customers; or • is in possession of material Confidential Information, and with whom I had material dealings and/or for whom I had direct managerial responsibility at any time during the Relevant Period; h) "Restricted Period" means the 12 month period following the termination of my employment, less any time spent on garden leave; and i) "Restricted Supplier" means any supplier engaged by any Unilever Group member on exclusive or specially negotiated terms of business at any time during the Relevant Period and in respect of whom I held material Confidential Information.

PSP AWARD AGREEMENT March 2024 1.5. Unilever contracts as trustee and agent for the benefit of each Unilever Group member. From time to time it may be necessary for me to enter into matching restrictive covenants like these directly with another Unilever Group member (e.g. if my employing entity changes), and I agree to do so if requested (and if I fail to do so within 7 days of receiving any such request, I hereby irrevocably and unconditionally authorise Unilever to execute on my behalf any document(s) required to give effect to this Clause 1.5). PSP AWARD AGREEMENT March 2024 SCHEDULE 3 COUNTRY-SPECIFIC WORDING NETHERLANDS This offer is being made to selected employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is Unilever PLC. More information in relation to the Company, including the share price, can be found at the following web address: https://www.unilever.com/. Details of the offer can be found in this Award Agreement. The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation. The total maximum number of Shares which are the subject of this offer is 3,000,000. INDIA Plan documents. The securities described in the plan documents are being offered only to a select number of qualifying employees of Unilever, its subsidiaries or any associated company. Such employees may not be acting on behalf of or as an agent for any other person. Securities under the Plan will not be available for subscription or purchase by any other person. The Award documentation does not invite offers from the public for subscription or purchase of the securities of any body corporate under any law for the time being in force in India. Neither the website nor this Award Agreement is a prospectus under the applicable laws for the time being in force in India. Unilever does not intend to market, promote or invite offers for subscription or purchase of the securities of any body corporate by virtue of providing you with any Plan-related documents. The information provided in the Plan documents is for record only. Any person who subscribes or purchases securities of any body corporate should consult their own investment advisers before making any investments. Unilever shall not be liable or responsible for any such investment decision made by any person. Repatriation Requirements. You acknowledge that any proceeds you may receive from the sale of Shares or dividends paid with respect to such Shares must be reinvested or repatriated to India within 180 days of receipt. You also understand that you should obtain a foreign inward remittance certificate (FIRC) from the bank where you deposit any inward remittance of cash in India as evidence of my compliance with the above repatriation requirements and you agree to submit a copy of the FIRC to the Reserve Bank of India or your employer, if requested. UK Securities Laws. This offer is being made to selected employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is Unilever Plc. The shares which are the subject of these rights are ordinary shares in the Company. More information in relation to the Company, including the share price can be found at the following web address: https://www.unilever.com/. Details of the offer can be found in this Award Agreement. The obligation to publish a prospectus does not apply because of Section 86(1)(aa) of the Financial Services and Markets Act 2000 (as amended, supplemented or substituted by any UK PSP AWARD AGREEMENT March 2024 legislation enacted in connection with the UK’s exit from the European Union). The total maximum number of shares which are the subject of this offer is 2,500,000. UNITED STATES, CANADA AND PUERTO RICO The following additional terms shall apply to the Award if you are employed in, or your home country is, the United States, Canada or Puerto Rico, notwithstanding anything in the Employee Guide or Award Agreement to the contrary: 1. Unilever North America Omnibus Equity Compensation Plan and Prospectus. If you are employed in, or your home country is, the United States, Canada or Puerto Rico at the date of grant of the Award, your Award is granted under the Unilever North America Omnibus Equity Compensation Plan (“Omnibus Plan”), which is a subplan of the Plan. A prospectus for the Omnibus Plan is available on the Executive Share Schemes page on SharePoint, which you should review in connection with the Award. All terms of the Omnibus Plan are incorporated into this Agreement by this reference. Awards may be made in Shares of PLC GBP, or in PLC ADSs. 2. Restrictive Covenants. As a condition of the Award, you must agree to comply with the confidentiality, non-competition and non-solicitation covenants and other agreements set forth in Schedule 2 of this Agreement and in any other written agreement with a member of the Group. Your Award may lapse, in whole or in part, and Unilever may pursue other remedies, if you do not comply with these covenants and agreements. 3. Payment of Award. If the Award becomes payable in whole or in part, the Award will be paid in the calendar year in which the Vesting Date occurs, as soon as reasonably practicable after the Vesting Date. However, in the case of death, any portion of the Award that vests upon death will be paid within 90 days of the date of death. An Award that is subject to section 409A of the United States Internal Revenue Code (applicable to United States taxpayers) may not be paid before the Vesting Date, except in the case of death. 4. Termination of Employment. For purposes of the Award, the following terms have the meanings set forth below: (a) The term “Redundancy” means an involuntary termination by your employer without Cause if you sign and do not revoke a written waiver and release of liability provided by your employer. (b) The term “Cause” will include, but is not limited to (i) gross misconduct or gross negligence in the performance of your material duties and responsibilities to your employer, (ii) the commission of a theft, embezzlement or other serious and substantial crime, (iii) wilful violation of the provisions of any confidentiality, non-competition agreement or non-solicitation covenants (or similar covenants) in effect between you and any member of the Group, (iv) a material breach of Unilever’s Code of Business Principles or any of the Code Policies, (v) conduct that results in significant losses or serious reputational damage to any member of the Group, or (vi) other deliberate willful action that is materially harmful to the business, interests, or reputation of any member of the Group. 5. US Taxpayers subject to section 409A. The rules in this paragraph 5 apply to any Award that is subject to section 409A of the United States Internal Revenue Code (applicable to United States taxpayers), notwithstanding anything in the Award Agreement or the Employee Guide to the contrary. If the Award is subject to section 409A and any provision of the Award would violate section 409A, that provision shall be void and of no effect. If the Award is subject to section 409A, (i) no distributions shall be made except upon a specified date, upon a “separation from service,” upon death, or upon a “change in control event” as defined in the regulations under section 409A, or otherwise in accordance with section 409A, (ii) a distribution upon termination of employment shall only be made upon your “separation from service” as defined under section 409A, and subject to the six-month delay for specified PSP AWARD AGREEMENT March 2024 employees, if applicable, (iii) a payment to be made upon a change of control or similar event shall only be made upon a “change in control event” as defined under section 409A, (iv) you may not designate the calendar year of a payment except in accordance with an election permitted under section 409A, and (v) if a payment is subject to execution of a release and could be made in more than one tax year, based on timing of execution of the release, payment shall be made in the later tax year if required by section 409A. If the Award is subject to section 409A and provides for payment upon a transaction that is not a “change in control event” under section 409A or provides for a payment on a date that is otherwise not allowed by section 409A, the payment will be made on the date on which the payment would have been made in the absence of such provision. This material has been prepared and distributed by Unilever, N.A., and Unilever, N.A is solely responsible for its accuracy. If you have any questions regarding your specific tax situation, please consult your tax advisor.